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Exhibit 4.6

THIRD SUPPLEMENTAL INDENTURE

        THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 20, 2002, among Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Original Indenture"), dated as of March 12, 2001 providing for the issuance of an aggregate principal amount of up to $200 million of 11 1/8% Senior Subordinated Notes due 2008 (the "Notes"), a First Supplemental Indenture dated as of May 25, 2001 and a Second Supplemental Indenture dated as of June 4, 2002 (together with the Original Indenture, the "Indenture"):

        WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any holders of the Notes to cure any ambiguity, defect or inconsistency;

        WHEREAS, it has been determined by the Company that ambiguities, defects and/or inconsistencies exist by reason of the inadvertent failure of the Original Indenture to conform to the offering memorandum and prospectus pursuant to which the Notes were originally offered and sold, and the respective Boards of Directors of the Company and of the Guarantors have authorized this Supplemental Indenture to cure such ambiguities, defects and/or inconsistencies; and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2.    AMENDMENTS TO INDENTURE. The Original Indenture shall be amended as follows:

          (a)  by removing Section 6.01(f) in its entirety and replacing it with the following provision:

"(f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; provided that the aggregate of all such undischarged judgments exceeds $5 million;"

        (b)  by removing Sections 6.01(h) and (i) in their entirety and replacing them with the following provisions:

"(h) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case; (2) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (3) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days."

        (c)  by removing the first paragraph of Section 6.02 in its entirety and replacing it with the following paragraph:

"If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if the Trustee shall have received an Officers' Certificate that all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived."

        3.    The Company, the Guarantors and the Trustee hereby agree that in all respects not amended, the Indenture is hereby ratified and affirmed and remains in full force and effect.

        4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and each Guarantor.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PENN NATIONAL GAMING, INC.
By:	/s/ PETER M. CARLINO Name: Peter M. Carlino Title: Chief Executive Officer
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENNSYLVANIA NATIONAL TURF CLUB, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN NATIONAL SPEEDWAY, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary
STERLING AVIATION INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer

PENN NATIONAL HOLDING COMPANY
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
EBETUSA.COM, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN NATIONAL GAMING OF WEST VIRGINIA, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PNGI POCONO, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
TENNESSEE DOWNS, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN NATIONAL GSFR, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer

BSL, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
BTN, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY By: Penn National Gaming of West Virginia, Inc., Managing Member
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
THE DOWNS RACING, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
WILKES BARRE DOWNS, INC.
By:	/s/ WILLIAM J. CLIFFORD Name: William J. Clifford Title: President
BACKSIDE, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Assistant Secretary

MILL CREEK LAND, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
NORTHEAST CONCESSIONS, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Treasurer/Vice President
PNGI CHARLES TOWN FOOD & BEVERAGE LIMITED LIABILITY COMPANY
By: PNGI Charles Town Gaming Limited Liability Company, Member
By: Penn National Gaming of West Virginia, Inc., Managing Member
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
CRC HOLDINGS, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
LOUISIANA CASINO CRUISES, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer

CHC CASINOS CORP.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN BULLPEN, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN BULLWHACKERS, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN MILLSITE, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
PENN SILVER HAWK, INC.
By:	/s/ ROBERT S. IPPOLITO Name: Robert S. Ippolito Title: Secretary/Treasurer
STATE STREET BANK AND TRUST COMPANY, as Trustee
By:	/s/ PHILIP G. KANE, JR. Philip G. Kane, Jr. Vice President

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  Exhibit 4.6
THIRD SUPPLEMENTAL INDENTURE
W I T N E S S E T H